Burton, Bartlett & Glogovac
427 West Plumb Lane
Reno, Nevada  89509-3766

Phone: (775) 333-0400
Fax:  (775) 333-0412

November 4, 2013

Cellceutix Corporation

100 Cumming Center

Suite 151-B

Beverly, Massachusetts 01915

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 relating to the registration of up to 15,400,000 shares of Class A Common Stock, par value $0.0001 per share (collectively, the “Shares”), of Cellceutix Corporation, a Nevada corporation (the “Company”). The Shares the Registration Statement includes for registration consist of: (i) up to 13,789,477 Shares (the “Aspire Capital Shares”) subject to issuance to and sale by Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to the terms of the Purchase Agreement described in the Registration Statement; (ii) 210,523 Shares (the “Commitment Shares”) issued to Aspire Capital as a commitment fee pursuant to the Purchase Agreement; and (iii) 1,400,000 Shares (the “Trustee Shares”) issued to and subject to sale by Jeoffrey L. Burtch, an individual, as Chapter 7 Trustee (the “Trustee” and together with Aspire Capital, the “Selling Stockholders”) pursuant to the transactions and Bankruptcy Court proceedings through which the Company purchased the assets of PolyMedix out of bankruptcy, all as described in the Registration Statement. Capitalized terms used in this opinion that are not otherwise defined shall have the meanings given to them in the Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are

Cellceutix Corporation

November 4, 2013

material to our opinion, we have also relied on certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed the genuineness of signatures on the documents we have examined, the conformity to authentic original documents of all documents submitted to us as copies, and the Company will have sufficient authorized and unissued shares of common stock available with respect to any Shares issued after the date of this letter. We have not verified any of these assumptions.

Cellceutix Corporation

November 4, 2013

This opinion is rendered as of the date hereof and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any applicable federal or state securities laws.

Based upon and subject to the foregoing, it is our opinion that the Aspire Capital Shares subject to issuance are duly authorized for issuance by the Company and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid, and nonassessable, and further that the Commitment Shares and the Trustee Shares previously issued by the Company are duly authorized for issuance, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters”. In giving our consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations under such act.

Very truly yours,

/s/ Burton, Bartlett & Glogovac

Burton, Bartlett & Glogovac